Exhibit 99.1

Arno Therapeutics, Inc. Completes $18 Million Financing and Reverse Merger

FAIRFIELD, N.J., June 4, 2008 — Arno Therapeutics, Inc., a biopharmaceutical company focused on developing therapies for the treatment of cancer, announced the successful completion of its merger with Laurier International, Inc., a publicly traded company currently traded under the ticker symbol "LRRI.OB". Arno will continue to trade under the symbol LRRI.OB until such time as it receives a new symbol.

As previously announced on March 5, 2008, Arno, Laurier and Laurier Acquisition, Inc., a wholly-owned subsidiary of Laurier, entered into a merger agreement pursuant to which Laurier Acquisition would merge into Arno, with Arno becoming the wholly-owned subsidiary of Laurier. The merger was completed on June 3, 2008. Immediately thereafter, Arno merged with and into Laurier, and Laurier changed its name to Arno Therapeutics, Inc. In addition, upon the completion of the merger, the officers and directors of the former Arno Therapeutics became the officers and directors of the resulting company.

Prior to the merger, Arno completed an $18 million private financing through the sale of shares of common stock to an investor group comprised of select institutional and qualified investors. Riverbank Capital Securities, Inc., a FINRA member broker dealer, acted as placement agent in connection with the financing.

"We are extremely excited about the successful financing and merger, which leaves us in a strong position to advance our pipeline as rapidly as possible," said Scott Fields, M.D., President and Chief Medical Officer of Arno. "We look forward to moving into Phase II clinical studies with our lead product, AR-67, and to completing IND enabling pre-clinical work for AR-12 and AR-42."

The proceeds from the financing will be used primarily to fund further development of Arno's oncology pipeline that includes its lead compound, AR- 67, which is currently being investigated in a Phase I clinical study, as well as AR-12 and AR-42, two novel, preclinical, cancer therapies.

AR-67 is a novel, third-generation camptothecin analogue that has demonstrated high potency in preclinical studies and improved pharmacokinetic properties, as demonstrated by the increased stability of the active lactone form of AR-67 in blood samples. Preclinical studies and preliminary Phase I data confirm that AR-67 maintains a greater proportion of drug in the active lactone form as compared with approved second-generation products, a characteristic that Arno believes may translate to superior clinical activity.

Moreover, the potential for oral administration may increase patient convenience. A Phase I clinical study of AR-67 in patients with advanced solid tumors is currently ongoing. Multiple Phase II studies are planned for initiation in 2008 in a variety of cancers, including glioblastoma multiforme (GBM), a highly aggressive form of brain cancer.

AR-12 is a PDK-1 inhibitor that targets the Akt pathway while also possessing activity in the endoplasmic reticulum (ER) stress and other pathways targeting apoptosis. Preclinical data have demonstrated that AR-12 has activity in a wide range of tumor types and shows promising activity in combination with several widely used anti-cancer agents including Avastin(R), Herceptin(R), Gleevec(R), Tarceva(R) and tamoxifen.

AR-42 is a targeted inhibitor of the Pan-DAC and Akt pathways. In preclinical studies, AR-42 has demonstrated greater potency and a competitive profile in tumors when compared with vorinostat (SAHA), the leading marketed histone deacetylase inhibitor. Arno plans to initiate Phase I studies of AR-42 and AR-12 in early 2009.

Arie Belldegrun, M.D., FACS, Chairman of the Board of Directors of Arno added, "This is an important milestone for our company. Attracting sufficient capital was a key objective for us this year. We are extremely pleased to have assembled such a strong group of institutional investors, which is a testament to our accomplished management team and to the trust in our robust oncology pipeline."

The securities sold in the private offering have not been registered under the Securities Act of 1933 and may not be resold absent registration under or exemption from such Act. Arno has agreed to file with the Securities and Exchange Commission a registration statement for the resale of the securities held by the investors in the offering by August 2, 2008. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

About Arno Therapeutics, Inc.

Arno Therapeutics is a biopharmaceutical company that develops and commercializes innovative products for the treatment of cancer patients.

Arno is initially focusing its efforts on developing its lead compound, AR-67, a novel anti-cancer agent. AR-67 is a third generation campthothecin analogue currently in Phase I clinical trials that has demonstrated high potency and significantly improved pharmacokinetic properties when compared with marketed second-generation products in its class. Arno is also developing AR-12 and AR-42, two novel, preclinical oncology products. A key component of the Company's strategy is to acquire global rights to additional product candidates for the treatment of cancer while continuing to use its technology to develop and commercialize new products and line extensions. For more information on Arno please visit www.arnothera.com.

Contact:
Scott Z. Fields, M.D.
President and CMO
Arno Therapeutics, Inc.
(862) 703-7170
info@arnothera.com

Forward-Looking Statements:

This press release contains statements that are not historical in nature but are forward-looking. These statements are often, but not always, made through the use of words or phrases such as "anticipates," "expects," "plans," "believes," "intends," and similar words or phrases. These forward-looking statements include, without limitation, statements concerning Arno's business strategy, outlook, objectives, future milestones, plans, intentions, goals, future financial conditions, future collaboration agreements, plans to initiate clinical trials of Arno's product candidates, the success of Arno's product development, or otherwise as to future events. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the statements made. Examples of the risks and uncertainties include, but are not limited to: the risk that we may not successfully develop and market our products, and even if we do, we may not become profitable; risks relating to the progress of our research and development; risks relating to the rigorous regulatory approval process required for any products that we may develop independently, with our development partners or in connection with our collaboration arrangements; the risk that changes in the national or international political and regulatory environment may make it more difficult to gain U.S. Food and Drug Administration, or FDA, or other regulatory approval of our drug product candidates; risks that the FDA or other regulatory authorities may not accept any applications we file; risks that the FDA or other regulatory authorities may withhold or delay consideration of any applications that we file or limit such applications to particular indications or apply other label limitations; risks that, after acceptance and review of applications that we file, the FDA or other regulatory authorities will not approve the marketing and sale of our drug product candidates; risks relating to our own drug manufacturing operations and the drug manufacturing operations of our third-party suppliers and contract manufacturers; risks relating to the ability of our development partners and third-party suppliers of materials, drug substance and related components to provide us with adequate supplies and expertise to support manufacture of drug product for initiation and completion of our clinical studies; risks relating to the transfer of our manufacturing technology to third-party contract manufacturers, and the risk that recurring losses, negative cash flows and the inability to raise additional capital could threaten our ability to continue as a going concern. Pharmaceutical and biotechnology companies have suffered significant setbacks in advanced clinical trials, even after obtaining promising results from earlier preclinical or clinical studies. Data obtained from such studies are susceptible to varying interpretations, which could delay, limit or prevent regulatory approval. Except to the extent required by applicable laws or rules, we do not undertake to update any forward-looking statements or to publicly announce revisions to any of our forward-looking statements, whether resulting from new information, future events or otherwise.